Exhibit 10.45

GUARANTY AND SECURITY AGREEMENT

among

VYYO INC.,

EACH OF THE SUBSIDIARIES PARTY HERETO,

THE INVESTORS PARTY HERETO,

and

GOLDMAN SACHS INVESTMENT PARTNERS MASTER FUND, L.P., as Collateral
Agent

Dated as of June 13, 2008

SCHEDULES:

Schedule I	List of Subsidiary Guarantors and Addresses for Notices
Schedule 3.1(a)(í)	List of Chief Executive Offices, Jurisdictions of Organization, Federal Employer Identification Numbers and Company Organizational Numbers
Schedule 3.1(a)(ii)	List of Legal and Other Names
Schedule 3.1(a)(v)	List of Filing Offices
Schedule 3.2	List of Locations of Equipment and Inventory
Schedule 3.3	List of Other Receivables
Schedule 3.4	List of Pledged Collateral, Investment Property and Securities Accounts
Schedule 3.5	List of Letters of Credit
Schedule 3.6	List of Intellectual Property
Schedule 3.7	List of Commercial Tort Claims
Schedule 3.8	List of Deposit Accounts

EXHIBITS:

Exhibit A	Form of Supplement
Exhibit B	Form of Blocked Account Letter
Exhibit C	Form of Control Account Letter
Exhibit D	Form of Vyyo Ltd. Pledge Agreement
Exhibit E	Form of Xtend Networks Ltd. Pledge Agreement

ii

GUARANTY AND SECURITY AGREEMENT, dated as of June 13, 2008 (this “Guaranty and Security Agreement”), among Vyyo Inc., a Delaware corporation (the “Company”), each of the subsidiaries of the Company listed on Schedule I (each such subsidiary, individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and the Company are referred to collectively herein as the “Grantors”), the Investors from time to time party hereto (including their successors and assigns, the “Investors”) and GOLDMAN SACHS INVESTMENT PARTNERS MASTER FUND, L.P., as collateral agent for the benefit of the Secured Parties (including its successors and assigns and in such capacity, the “Collateral Agent”).

Reference is made to the Securities Purchase Agreement, dated as of June 13, 2008, among the Company and the Investors from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”).

The Investors have agreed to purchase Senior Secured Convertible Notes in the aggregate principal amount of $41,000,000 (as amended, supplemented or otherwise modified, the “Convertible Notes”) from the Company pursuant to, and upon the terms and subject to the conditions specified in, the Securities Purchase Agreement.  Each of the Subsidiary Guarantors has agreed to guarantee, among other things, all the obligations of the Company and each other Subsidiary Guarantor under the Secured Transaction Documents (as defined in Section 1.1).  The obligations of the Investors to purchase the Convertible Notes are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to guarantee and secure the Obligations.

Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each other Secured Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE 1.

DEFINITIONS; GUARANTY; GRANT OF SECURITY;
CONTINUING PERFECTION AND PRIORITY

Section 1.1   General Definitions

As used in this Guaranty and Security Agreement, the following terms shall have the meanings specified below:

“Account Debtor” means each Person who is obligated in respect of any Receivable or any Supporting Obligation or Collateral Support related thereto.

“Accounts” means all “accounts” as defined in Article 9 of the UCC.

“Additional Subsidiary Guarantor and Grantor” has the meaning assigned to such term in Article 11.

“Applicable Date” means (i) in the case of any Grantor (other than an Additional Subsidiary Guarantor and Grantor), the date hereof, and (ii) in the case of any Additional Subsidiary Guarantor and Grantor, the date of the Supplement executed and delivered by such Additional Subsidiary Guarantor and Grantor.

“Approved Securities Intermediary” means a Securities Intermediary or commodity intermediary selected or approved by the Collateral Agent and with respect to which a U.S. Grantor has delivered to the Collateral Agent an executed Control Account Letter.

“Authorization” means, collectively, any license, approval, permit or other authorization issued by Governmental Authority.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

“Blockage Notice” has the meaning specified in each Blocked Account Letter.

“Blocked Account” means a Deposit Account maintained by any U.S. Grantor with a Blocked Account Bank which account is the subject of an effective Blocked Account Letter, and includes all monies on.  deposit therein and all certificates and instruments, if any, representing or evidencing such Blocked Account.

“Blocked Account Bank” means a financial institution selected or approved by the Collateral Agent and with respect to which a U.S. Grantor has delivered to the Collateral Agent an executed Blocked Account Letter.

“Blocked Account Letter” means a Blocked Account Letter, substantially in the form of Exhibit B (with such changes thereto as may be agreed to by the Collateral Agent), executed by the relevant U.S. Grantor and the Collateral Agent and acknowledged and agreed to by the relevant Blocked Account Bank.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Cash Collateral Account” means any Deposit Account or Securities Account established by the Collateral Agent in which cash and/or Permitted Investments may from time to time be on deposit or held therein pursuant to the Secured Transaction Documents.

“Chattel Paper” means all “chattel paper” as defined in Article 9 of the UCC.

“Claim Proceeds” means, with respect to any Commercial Tort Claim or any Collateral Support or Supporting Obligation relating thereto, all Proceeds thereof, including all insurance proceeds and other amounts and recoveries resulting or arising from the settlement or other resolution thereof, in each case regardless of whether characterized as a “commercial tort claim” under Article 9 of the UCC or “proceeds” under the UCC.

“Collateral” has the meaning assigned to such term in Section 1.4(b).

“Collateral Agent” has the meaning assigned to such term in the introductory paragrpah of this Guaranty and Security Agreement.

“Collateral Records” means all books, instruments, certificates, Records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals and other documents, and all computer software, computer printouts, tapes, disks and related data processing software and similar items, in each case that at any time represent, cover or otherwise evidence any of the Collateral.

“Collateral Support” means all property (real or personal) assigned, hypothecated or otherwise securing any of the Collateral, and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” means (i) all “commercial tort claims” as defined in Article 9 of the UCC and (ii) all Claim Proceeds with respect to any of the foregoing; including all claims described on Schedule 3.7.

“Company” has the meaning assigned to such term in the preliminary statement of this Guaranty and Security Agreement.

“Concentration Account” means a Deposit Account of the U.S. Grantors with a bank or financial institution acceptable to the Collateral Agent, which shall be a Blocked Account.

“Control Account” means a Securities Account or commodity account maintained by any U.S. Grantor with an Approved Securities Intermediary which account is the subject of an effective Control Account Letter, and includes all Financial Assets held therein and all certificates and instruments, if any, representing or evidencing the Financial Assets held therein.

“Control Account Letter” means a Control Account Letter, substantially in the form of Exhibit C (with such changes thereto as may be agreed to by the Collateral Agent), executed by any U.S. Grantor and the Collateral Agent and acknowledged and agreed to by the relevant Approved Securities Intermediary.

“Convertible Notes” has the meaning assigned to such term in the preliminary statement of this Guaranty and Security Agreement.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned or held by or behalf of any Grantor or which any Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including each agreement described on Schedule 3.6.

“Copyrights” means all of the following:  (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office or any similar offices in the United States or any other country, including those described on Schedule 3.6.

“Deposit Accounts” means all “deposit accounts” as defined in Article 9 of the UCC, including all such accounts described on Schedule 3.4.

“Documents” means all “documents” as defined in Article 9 of the UCC.

“Equipment” means (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools, in each case, regardless of whether characterized as “equipment” under the UCC, and (iii) all accessions or additions to any of the foregoing, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing.

“Equity Interest” means (i) shares of corporate stock, partnership interests, membership interests, and any other interest that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, and (ii) all warrants, options or other rights to acquire any Equity Interest set forth in clause (i) of this defined term.

“Equity Related Documents” means the Securities Purchase Agreement and the Registration Rights Agreement.

“Event of Default” has the meaning assigned to such term in the Convertible Notes.

“Financial Assets” means all “financial assets” as defined in Article 8 of the UCC.

“General Intangibles” means (i) all “general intangibles” as defined in Article 9 of the UCC and (ii) all choses in action and causes of action, all indemnification claims, all goodwill, all tax refunds, all licenses, permits, concessions, franchises and authorizations, all Intellectual Property, all Payment Intangibles and all Software, in each case, regardless of whether characterized as a “general intangible” under the UCC.

“Goods” means (i) all “goods” as defined in Article 9 of the UCC and (ii) all Equipment and Inventory and any computer program embedded in goods and any supporting information provided in connection with such program, to the extent (a) such program is associated with such goods in such a manner that it is customarily considered part of such goods or (b) by becoming the owner of such goods, a Person acquires a right to use the program in connection with such goods, in each case, regardless of whether characterized as a “good” under the UCC.

“Governmental Authority” means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local or foreign.

“Grantor” and “Grantors” have the meanings assigned to such terms in the preliminary statement of this Guaranty and Security Agreement.

“Guaranteed Obligations” has the meaning assigned to such term in Section 1.3(a)(i).

“Instruments” means all “instruments” as defined in Article 9 of the UCC.

“Insurance” means all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent or any other Secured Party is an additional named insured or the loss payee thereof) and all business interruption insurance policies.

“Intellectual Property” means all intellectual and similar property of any Grantor of every kind and nature, including inventions, designs, Patents, Copyrights, Trademarks, Licenses, domain names, Trade Secrets, confidential or proprietary technical and business information, know how, show how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Inventory” means (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any U.S. Grantor’s business, all goods which are returned to or repossessed by or on behalf of any U.S. Grantor, and all computer programs embedded in any goods, and all accessions thereto and products thereof, in each case, regardless of whether characterized as “inventory” under the UCC.

“Investor” has the meaning assigned to such term in the preliminary statements of this Guaranty and Security Agreement.

“Investment Property” means, collectively, all “investment property” as defined in Article 9 of the UCC including all Pledged Collateral.

“Israeli Collateral” has the meaning assigned to such term in Section 1.4(b).

“Israeli Grantor” means each Subsidiary listed on Schedule I hereto under the heading “Israeli Subsidiary” and each Additional Subsidiary Guarantor and Grantor from time to time as made a party hereto (excluding any U.S. Grantor).

“Israeli Security Interest” has the meaning assigned to such term in Section 1.4(b).

“Letter of Credit Rights” means all “letter-of-credit rights” as defined in Article 9 of the UCC and (ii) all rights, title and interests of each U.S. Grantor to any letter of credit, in each case regardless of whether characterized as a “letter-of-credit right” under the UCC.

“License” means any Copyright License, Patent License, Trademark License, Trade Secret License or other license or sublicense to which any Grantor is a party.

“Lien” means any lien, mortgage, charge, claim, security interest, encumbrance, or right of first refusal.

“Obligations” means (i) the due and punctual payment of (a) principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Convertible Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (b) all other monetary obligations, including fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Grantors to the Secured Parties, or that are otherwise payable to any Investor, in each case under the Secured Transaction Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Grantors or any other party (other than an Investor) under or pursuant to the Secured Transaction Documents, and (iii) the Guaranteed Obligations.

“Other Receivables” means receivables described on Schedule 3.3 hereto.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned or held by or on behalf of any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement, including each agreement described on Schedule 3.6.

“Patents” means all of the following:  (i) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in the United States or any other country, including those described on Schedule 3.6, and (ii) all reissues, continuations, divisions, continuations in part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Payment Intangibles” means all “payment intangibles” as defined in Article 9 of the UCC.

“Permitted Investments” means investments permitted to be made pursuant to the Convertible Notes.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.

“Pledged Collateral” means, collectively, Pledged Debt and Pledged Equity Interests.

“Pledged Debt” means all indebtedness owed or owing to any U.S. Grantor, including all indebtedness described on Schedule 3.4, all Instruments other than checks received in the ordinary course of business, Chattel Paper or other documents, if any, representing or evidencing such debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such debt.

“Pledged Equity Interests” means all Equity Interests owned or held by or on behalf of any U.S. Grantor, including all such Equity Interests described on Schedule 3.4, and all certificates, instruments and other documents, if any, representing or evidencing such Equity Interests and all interests of such U.S. Grantor on the books and records of the issuers of such Equity Interests, all of such U.S. Grantor’s right, title and interest in, to and under any partnership, limited liability company, shareholder or similar agreements to which it is a party, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests.

“Proceeds” means (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Property, (iii) any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes the Collateral, and (iv) whatever is receivable or received when any of the Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, including any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (a) past, present or future infringement of any Patent now or hereafter owned or held by or on behalf of any Grantor, or licensed under a Patent License, (b) past, present or future infringement or dilution of any Trademark now or hereafter owned or held by or on behalf of any Grantor, or licensed under a Trademark License, or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned or held by or on behalf of any Grantor, (c) past, present or future infringement of any Copyright now or hereafter owned or held by or on behalf of any Grantor, or licensed under a Copyright License, (d) past, present or future infringement of any Trade Secret now or hereafter owned or held by or on behalf of any Grantor, or licensed under a Trade Secret License, and (e) past, present or future breach of any License, in each case, regardless of whether characterized as “proceeds” under the UCC.

“Receivables” means all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including all such rights constituting or evidenced by any Account, Chattel Paper, Instrument or other document, General Intangible or Investment Property, together with all of the applicable U.S. Grantor’s rights, if any, in any goods or other property giving rise to such right to payment, and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” means (i) all originals of all documents, instruments or other writings or electronic records or other Records evidencing any Receivable, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to such Receivable, including all tapes, cards, computer tapes, computer discs, computer runs and record keeping systems, whether in the possession or under the control of the applicable U.S. Grantor or any computer bureau or agent from time to time acting for such U.S. Grantor or otherwise, (iii) all evidences of the filing of financing statements relating to such Receivable and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including lien search reports, from filing or other registration officers and (iv) all credit information, reports and memoranda relating to such Receivable.

“Record” means a “record” as defined in Article 9 of the UCC.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement dated as of June 13, 2008 by and among the Company and the Investors.

“Related Party” means, with respect to any specified Person, such Person’s affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s affiliates.

“Secured Parties” means (i) the Collateral Agent, (ii) the Investors under the Convertible Notes, (iii) the beneficiaries of each indemnification obligation undertaken by or on behalf of any Grantor under any Secured Transaction Document, and (iv) the successors and assigns of each of the foregoing.

“Secured Transaction Documents” means the Convertible Notes, this Guaranty and Security Agreement, any Blocked Account Letter, any Control Account Letter, and all other instruments, documents, certificates and agreements related thereto (exclusive of the Equity Related Documents).

“Securities Accounts” means all “securities accounts” as defined in Article 8 of the UCC, including all such accounts described on Schedule 3.4.

“Securities Intermediary” has the meaning specified in Article 8 of the UCC.

“Securities Purchase Agreement” has the meaning assigned to such term in the preliminary statement of this Guaranty and Security Agreement.

“Security Interest” has the meaning assigned to such term in Section 1.4(b).

“Software” means all “software” as defined in Article 9 of the UCC.

“Subsidiary Guarantor” has the meaning assigned to such term in Section the preliminary statement of this Guaranty and Security Agreement.

“Subsidiary Guaranty” has the meaning assigned to such term in Section 1.3(a)(i).

“Subordinated Obligations” has the meaning assigned to such term in Section 1.3(e).

“Supplement” means a supplement hereto, substantially in the form of Exhibit A.

“Supporting Obligation” means (i) all “supporting obligations” as defined in Article 9 of the UCC and (ii) all Guaranties and other secondary obligations supporting any of the Collateral, in each case regardless of whether characterized as a “supporting obligation” under the UCC.

“Trade Secret Licenses” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trade Secrets now or hereafter owned or held by or on behalf of any Grantor or which such Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trade Secrets now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including each agreement described on Schedule 3.6.

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how now or hereafter owned or used in, or contemplated at any time for use in, the business of any Grantor (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, the right to sue for any past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned or held by or on behalf of any Grantor or which such Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including each agreement described on Schedule 3.6.

“Trademarks” means all of the following:  (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in the United States or any other country, and all extensions or renewals thereof, including those described on Schedule 3.6, (ii) all goodwill associated therewith or symbolized by any of the foregoing and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“U.S. Collateral” has the meaning assigned to such term in Section 1.4(a).

“U.S. Grantor” means the Company and each Subsidiary listed on Schedule I hereto under the heading “U.S Subsidiary” and each Additional Subsidiary Guarantor and Grantor from time to time as made a party hereto (excluding any Israeli Grantor).

“U.S. Security Interest” has the meaning assigned to such term in Section 1.4(a).

“U.S. Subsidiary Guarantor” means any U.S. Grantor other than the Company.

Section 1.2   Other Definitions; Interpretation

(a)           Other Definitions.  Capitalized terms used herein and not otherwise defined herein, and the term “subsidiary” shall have the meanings assigned to such terms in the Securities Purchase Agreement.

(b)           Rules of Interpretation.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any definition of or reference to any law shall be construed as referring to such law as from time to time amended and any successor thereto and the rules and regulations promulgated from time to time thereunder, (iii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iv) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Guaranty and Security Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to and any Supplement thereto, this Guaranty and Security Agreement, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

Section 1.3   Guaranty

(a)           Subsidiary Guaranty; Limitation of Liability.

(i)            Each Subsidiary Guarantor jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as surety, to the Collateral Agent for the ratable benefit of the Secured Parties the punctual payment when due (but subject to the expiration of any grace period granted by the Secured Parties in their sole discretion or the giving of any required notice provided for in any secured Transaction Document), whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of the Obligations of the Company and each other Grantor now or hereafter existing under or in respect of the Secured Transaction Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all reasonable expenses (including, without limitation, reasonable fees and out-of-pocket expenses of counsel) incurred by the Collateral Agent or any other Investor in enforcing any rights under this Subsidiary Guaranty (the “Subsidiary Guaranty”) or any other Secured Transaction Document.  Without limiting the generality of the foregoing, each Subsidiary Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Grantor to the Collateral Agent or any Investor under or in respect of the Secured Transaction Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Grantor.

(ii)           Each Subsidiary Guarantor, and by its acceptance of the Subsidiary Guaranty, the Collateral Agent and each other Investor, hereby confirms that it is the intention of all such Persons that the Subsidiary Guaranty and the Obligations of each Subsidiary Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the Subsidiary Guaranty and the Obligations of each Subsidiary Guarantor hereunder.  To effectuate the foregoing intention, the Collateral Agent, the other Investors and the Subsidiary Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Subsidiary Guarantor under the Subsidiary Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Subsidiary Guarantor under the Subsidiary Guaranty not constituting a fraudulent transfer or conveyance.

(iii)          Each Subsidiary Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Collateral Agent or any Investor under the Subsidiary Guaranty or any other guaranty, such Subsidiary Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Subsidiary Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Collateral Agent and Investors under or in respect of the Secured Transaction Documents.

(b)           Subsidiary Guaranty Absolute.  Each U.S. Subsidiary Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Secured Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Collateral Agent or any Investor with respect thereto.  The Obligations of each Subsidiary Guarantor under or in respect of the Subsidiary Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Grantor under or in respect of the Secured Transaction Documents, and a separate action or actions may be brought and prosecuted against each Subsidiary Guarantor to enforce the Subsidiary Guaranty, irrespective of whether any action is brought against the Company or any other Grantor or whether the Company or any other Grantor is joined in any such action or actions.  The liability of each Subsidiary Guarantor under the Subsidiary Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Subsidiary Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(i)            any lack of validity or enforceability of any Secured Transaction Document or any agreement or instrument relating thereto;

(ii)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Grantor under or in respect of the Secured Transaction Documents, or any other amendment or waiver of or any consent to departure from any Secured Transaction Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Grantor or any of its Subsidiaries or otherwise;

(iii)          any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations it being understood that any such amendment, waiver or consent shall be applicable to the Guaranteed Obligations of the Subsidiary Guarantors;

(iv)          any change, restructuring or termination of the corporate structure or existence of any Grantor or any of its Subsidiaries;

(v)           any failure of any Investor to disclose to any Grantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Grantor now or hereafter known to such Investor (each Subsidiary Guarantor waiving any duty on the part of the Investors to disclose such information);

(vi)          the failure of any other Person to execute or deliver this Guaranty and Security Agreement, any Supplement or any other guaranty or agreement or the release or reduction of liability of any Subsidiary Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(vii)         any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Investor that might otherwise constitute a defense available to, or a discharge of, any Grantor or any other guarantor or surety, in each case other than payment in full of the Guaranteed Obligations (other than contingent indemnification obligations).

This Subsidiary Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Investor or any other Person upon the insolvency, bankruptcy or reorganization of the Company or any other Grantor or otherwise, all as though such payment had not been made.

(c)           Waivers and Acknowledgments.  Each Subsidiary Guarantor hereby unconditionally and irrevocably waives:

(i)            promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Subsidiary Guaranty and any requirement that any Investor protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Grantor or any other Person;

(ii)           any right to revoke this Subsidiary Guaranty and acknowledges that this Subsidiary Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future;

(iii)          (A) any defense arising by reason of any claim or defense based upon an election of remedies by any Investor that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Subsidiary Guarantor or other rights of such Subsidiary Guarantor to proceed against any of the other Grantors, any other guarantor or any other Person, and (B) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Subsidiary Guarantor hereunder;

(iv)          any duty on the part of any Investor to disclose to such Subsidiary Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Grantor or any of its Subsidiaries now or hereafter known by such Investor; and

(v)           each Subsidiary Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Secured Transaction Documents and that the waivers set forth in Section 1.3(b) and this Section 1.3(c) are knowingly made in contemplation of such benefits.

(d)           Subrogation.  Each Subsidiary Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Company, any other Grantor or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor’s obligations under or in respect of this Subsidiary Guaranty or any other Secured Transaction Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Investor against the Company, any other Grantor or any other insider guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, any other Grantor or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than contingent indemnification obligations) and all other amounts payable under this Subsidiary Guaranty shall have been paid in full in cash.  If any amount shall be paid to any Subsidiary Guarantor in violation of the immediately preceding sentence at any time prior to the latest of the payment in full in cash of the Guaranteed Obligations (other than contingent indemnification obligations) and all other amounts payable under this Subsidiary Guaranty, such amount shall be received and held in trust for the benefit of the Investors, shall be segregated from other property and funds of such Subsidiary Guarantor and shall forthwith be paid or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty, whether matured or unmatured, in accordance with the terms of the Secured Transaction Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Subsidiary Guaranty thereafter arising.  If (i) any Subsidiary Guarantor shall make payment to any Investor of all or any part of the Guaranteed Obligations and (ii) all of the Guaranteed Obligations (other than contingent indemnification obligations) and all other amounts payable under this Subsidiary Guaranty shall have been paid in full in cash, the Investors will, at such Subsidiary Guarantor’s request and expense, execute and deliver to such Subsidiary Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Subsidiary Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Subsidiary Guarantor pursuant to this Subsidiary Guaranty.

(e)           Subordination.  Each Subsidiary Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Subsidiary Guarantor by each other Grantor (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 1.3:

(i)            Prohibited Payments, Etc.  Except during the continuance of an Event of Default, each Subsidiary Guarantor may receive payments from any other Grantor on account of the Subordinated Obligations.  After the occurrence and during the continuance of any Event of Default, however, any Subsidiary Guarantor may demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(ii)           Prior Payment of Guaranteed Obligations.  In any proceeding under any Bankruptcy Law relating to any other Grantor, each Subsidiary Guarantor agrees that the Investors shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) (other than contingent indemnification obligations) before such Subsidiary Guarantor receives payment of any Subordinated Obligations.

(iii)          Turn-Over.  After the occurrence and during the continuance of any Event of Default, each Subsidiary Guarantor shall, if the Collateral Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Investors and deliver such payments to the Collateral Agent on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Subsidiary Guarantor under the other provisions of the Subsidiary Guaranty.

(iv)          Collateral Agent Authorization.  After the occurrence and during the continuance of any Event of Default, the Collateral Agent is authorized and empowered (but without any obligation to so do), in its reasonable discretion, (A) in the name of each Subsidiary Guarantor, to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post-Petition Interest), and (B) to require each Subsidiary Guarantor (1) to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and (2) to pay any amounts received on such obligations to the Collateral Agent for application to the Guaranteed Obligations (including any and all Post-Petition Interest).

(f)            Continuing Subsidiary Guaranty; Assignments.  The Subsidiary Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the payment in full in cash of the Guaranteed Obligations and all other amounts payable under the Subsidiary Guaranty, (ii) be binding upon each Subsidiary Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Investors and their successors, transferees and assigns.

Section 1.4   Grant of Security

(a)           Grant by U.S. Grantors.  As security for the payment or performance, as applicable, in full of the Obligations, each U.S. Grantor hereby pledges and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a lien on and security interest (the “U.S. Security Interest”) in and to all of the right, title and interest of such U.S. Grantor in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (all of which being hereinafter collectively referred to as the “U.S. Collateral”):

(i)            all Accounts,

(ii)           all Deposit Accounts and Securities Accounts, including all Cash Collateral Accounts and Blocked Accounts,

(iii)          all Chattel Paper, Documents and Instruments,

(iv)          all Commercial Tort Claims,

(v)           all Equipment,

(vi)          all General Intangibles,

(vii)         all Goods,

(viii)        all Insurance,

(ix)           all Instruments,

(x)            all Intellectual Property,

(xi)           all Inventory,

(xii)          all Investment Property, including all Pledged Collateral and all Control Accounts,

(xiii)         all Proceeds of Authorizations,

(xiv)        all Receivables and Receivables Records,

(xv)         all other goods and personal property of such U.S. Grantor, whether tangible or intangible, wherever located, including letters of credit,

(xvi)        to the extent not otherwise included in clauses (i) through (xv) of this Section, all Collateral Records, Collateral Support and Supporting Obligations in respect of any of the foregoing,

(xvii)       to the extent not otherwise included in clauses (i) through (xvi) of this Section, all other property in which a security interest may be granted under the UCC or which may be delivered to and held by the Collateral Agent pursuant to the terms hereof (including the account referred to in Section 3.4(c)(ii) and all funds and other property from time to time therein or credited thereto), and

(xviii)      to the extent not otherwise included in clauses (i) through (xvii) of this Section, all Proceeds, products, substitutions, accessions, rents and profits of or in respect of any of the foregoing.

(b)           Grant by Israeli Grantors.  As security for the payment or performance, as applicable, in full of the Obligations, each Israeli Grantor hereby pledges and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a lien on and security interest (the “Israeli Security Interest”, together with the U.S. Security Interest, the “Security Interest”) in and to all of the right, title and interest of such Israeli Grantor in, to and under the “Collateral” (as that term is defined in the Pledge Agreements each attached substantially in the form of Exhibits D and Exhibit E hereto, respectively, to be executed and delivered to the Collateral Agent concurrently with this Guaranty and Security Agreement), wherever located (all of which being hereinafter collectively referred to as the “Israeli Collateral” and together with the U.S. Collateral, the “Collateral”).

(c)           Revisions to UCC.  For the avoidance of doubt, it is expressly understood and agreed that, to the extent the UCC is revised after the date hereof such that the definition of any of the foregoing terms included in the description or definition of the Collateral is changed, the parties hereto desire that any property which is included in such changed definitions, but which would not otherwise be included in the Security Interest on the date hereof, nevertheless be included in the Security Interest upon the effective date of such revision.  Notwithstanding the immediately preceding sentence, the Security Interest is intended to apply immediately on the date hereof to all of the Collateral to the fullest extent permitted by applicable law, regardless of whether any particular item of the Collateral was then subject to the UCC.

ARTICLE 2.

SECURITY FOR OBLIGATIONS; NO ASSUMPTION OF LIABILITY

Section 2.1   Security for Obligations

This Guaranty and Security Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code, or any similar provision of any other bankruptcy, insolvency, receivership or other similar law), of all Obligations with respect to each Grantor.

Section 2.2   No Assumption of Liability

Notwithstanding anything to the contrary herein, the Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES AND COVENANT

Section 3.1   Generally

(a)           Representations and Warranties.  Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Collateral Agent and the other Secured Parties that:

(i)            As of the Applicable Date, (A) such Grantor’s chief executive office or its principal place of business is, and for the preceding four months has been, located at the office indicated on Schedule 3.1(a)(i), (B) such Grantor’s jurisdiction of organization is the jurisdiction indicated on Schedule 3.1(a)(i), and (C) such Grantor’s Federal Employer Identification Number and company organizational number is as set forth on Schedule 3.1(a)(i).

(ii)           As of the Applicable Date, (A) such Grantor’s full legal name is as set forth on Schedule 3.1(a)(ii) and (B) such Grantor has not changed its legal name in the preceding five years, except as set forth on Schedule 3.1(a)(ii).

(iii)          Except as set forth on Schedule 3.1(a)(iii), such Grantor has not within the five years preceding the Applicable Date become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not theretofore been terminated.

(iv)          Except as set forth on Schedule 3.1(a)(iv), such Grantor has good and valid rights in, and title to, the Collateral with respect to which it has purported to grant the Security Interest, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Collateral for its intended purposes, and except for Liens expressly permitted pursuant to the Secured Transaction Documents.

(v)           All actions and consents, including all filings, notices, registrations and recordings, necessary or desirable to create, perfect or ensure the first priority (subject only to Liens expressly permitted by the Secured Transaction Documents) of the Security Interest in the Collateral  owned or held by it or on its behalf or for the exercise by the Collateral Agent or any other Secured Party of any voting or other rights provided for in this Guaranty and Security Agreement or the exercise of any remedies in respect of any such Collateral have been made or obtained or will be made and obtained promptly following the Closing, (A) except for (1) the filing of UCC financing statements naming such Grantor as “debtor” and the Collateral Agent as “secured party”, or the making of other appropriate filings, registrations or recordings, containing a description of such Collateral in each applicable governmental, municipal or other office specified on Schedule 3.1(a)(v) and (2) the filing, registration or recordation of fully executed security agreements in the form hereof (or in such other form as shall be in all respects satisfactory to the Collateral Agent) and containing a description of all such Collateral consisting of Patents, Trademarks and Copyrights, together with all other necessary documents, in each applicable governmental registry or office, (B) except for any such Collateral as to which the representations and warranties in this Section 3.1(a)(v) would not be true solely by virtue of such Collateral having been used or disposed of in a manner expressly permitted hereunder or under any other Secured Transaction Document, and (C) except to the extent that such Security Interest may not be perfected by filing, registering, recording or taking any other action in the United States.  The filing, in a timely manner, of the Securities Purchase Agreement and/or the Guaranty and Security Agreement and/or the Pledge Agreements with the following governmental bodies is required in order to perfect the security interests granted thereunder:

•                  The United States Patent and Trademark Office and the United States Copyright Office

•                  The Israeli Companies Registrar

•                  The Israeli Patents, Trademarks and Designs Office

•                  The Israeli Registrar of Pledges

•                  The Patents, Trademarks and Designs Office of any other jurisdiction.

Subsequent recording and filing with the United States or Israeli Patent and Trademark Office, and the United States Copyright Office and the Israeli Companies Register may be necessary to perfect a Lien on registered patents, trademarks, trademark applications and copyrights acquired by the Company or any of its Subsidiaries after the date hereof.

(vi)          Except as set forth on Schedule 3.1(a)(vi), it has not filed or authorized the filing of (A) any financing statement or analogous document under the UCC or any other applicable laws covering any such Collateral, (B) any assignment in which it assigns any such Collateral or any security agreement or similar instrument covering any such Collateral with the United States Patent and Trademark Office or the United States Copyright Office, or (C) any assignment in which it assigns any such Collateral or any security agreement or similar instrument covering any such Collateral with any foreign governmental, municipal or other office, in each case, which financing statement, analogous document, assignment or other instrument, as applicable, is still in effect, except for Liens expressly permitted by the Secured Transaction Documents.

(vii)         Following the filing of the Security Interest with the Israeli Companies Registrar, the Israeli Patents, Trademarks and Designs Office and the Israeli Registrar of Pledges, the Security Interest in the Collateral owned or held by it or on its behalf (A) is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in such Collateral as set forth herein and (B) does not violate Regulation T, U or X as of the Applicable Date.

(viii)        Immediately after the Applicable Date, (i) the fair value of the assets of the Company and the Subsidiary Guarantors, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Company and the Subsidiary Guarantors, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) the Company and the Subsidiary Guarantors, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) each of the Company and the Subsidiary Guarantors will not have unreasonably small capital with which to conduct the business following such date.  The representation in this subsection (viii) is made without giving effect to any debts and obligations of the Company to the Investors (including Goldman Sachs Investment Partners Master Fund, L.P. or affiliated parties and Syntek Capital AG).

(b)           Covenants and Agreements.  Each Grantor hereby covenants and agrees as follows:

(i)            It will promptly notify the Collateral Agent in writing of any change (A) in its legal name, (B) in the location of its chief executive office, principal place of business, any office in which it maintains books or records relating to any of the Collateral owned or held by it or on its behalf or, except to the extent permitted by Section 3.1(b)(vii) or Section 3.2, any office or facility at which any such Collateral is located (including the establishment of any such new office or facility), (C) in its identity or legal or organizational structure or its jurisdiction of formation, or (D) in its Federal Taxpayer Identification Number.  It agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral with the priority required hereby.

(ii)           It shall maintain, at its own cost and expense, such complete and accurate Records with respect to the Collateral owned or held by it or on its behalf as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which it is engaged, but in any event to include complete accounting Records indicating all payments and proceeds received with respect to any part of such Collateral.

(iii)          It shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral owned or held by it or on its behalf against all Persons and to defend the Security Interest in such Collateral and the priority thereof against any Lien or other interest not expressly permitted by the Secured Transaction Documents, and in furtherance thereof, it shall not take, or permit to be taken, any action not otherwise expressly permitted by the Secured Transaction Documents that could impair the Security Interest or the priority thereof or any Secured Party’s rights in or to such Collateral.

(iv)          The Collateral Agent and such Persons as the Collateral Agent may designate shall have the right, at the cost and expense of such Grantor, to inspect all of its Records (and to make extracts and copies from such Records), to discuss its affairs with its officers and (to the extent consented to by such independent accountants) independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral owned or held by or on behalf of such Grantor, including, in the case of Receivables, Pledged Debt, General Intangibles, Commercial Tort Claims or Collateral in the possession of any third person, by contacting Account Debtors, contract parties or other obligors thereon or any third person possessing such Collateral for the purpose of making such a verification.  The Collateral Agent shall maintain the confidentiality of all such information and shall have the absolute right to share on a confidential basis any information it gains from such inspection or verification with any Secured Party.

(v)           At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral owned or held by or on behalf of such Grantor, and not permitted by the Secured Transaction Documents, and may pay for the maintenance and preservation of such Collateral to the extent such Grantor fails to do so as required by the Secured Transaction Documents, and such Grantor agrees, jointly with the other Grantors and severally, to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any other Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Secured Transaction Documents.

(vi)          It shall not be excused from liability as a result of granting of the security interest pursuant to this Guaranty and Security Agreement to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral owned or held by it or on its behalf, all in accordance with the terms and conditions thereof and it agrees, jointly with the other Grantors and severally, to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

(vii)         It shall not make, or permit to be made, an assignment, pledge or hypothecation of the Collateral owned or held by it or on its behalf, or grant any other Lien in respect of such Collateral, except as expressly permitted by the Secured Transaction Documents.  Except as expressly permitted by the Secured Transaction Documents, it shall not make or permit to be made any transfer of such Collateral, and it shall remain at all times in possession of such Collateral and the direct owner, beneficially and of record, of the Pledged Equity Interests included in such Collateral, except that (A) Inventory may be sold in the ordinary course of business and (B) unless and until the Collateral Agent shall notify it that an Event of Default shall have occurred and be continuing and that, during the continuance thereof, it shall not sell, convey, lease, assign, transfer or otherwise dispose of any such Collateral (which notice may be given by telephone if promptly confirmed in writing), it may use and dispose of such Collateral in any lawful manner not inconsistent with the provisions of this Guaranty and Security Agreement or any other Secured Transaction Document.

Section 3.2   Equipment and Inventory

Each of the U.S. Grantors, jointly with the other U.S. Grantors and severally, represents and warrants to the Collateral Agent and the other Secured Parties that, except for such Equipment and Inventory that does not exceed a book value of $50,000 in the aggregate for all U.S. Grantors as of the Applicable Date, all of the Equipment and Inventory included in the Collateral owned or held by it or on its behalf (other than mobile goods and Inventory and Equipment in transit) is kept only at the locations specified on Schedule 3.2.  In addition, each U.S. Grantor covenants and agrees that it shall not permit any Equipment or Inventory owned or held by it or on its behalf to be in the possession or control of any warehouseman, bailee, agent or processor for a period of greater than one hundred and eighty (180) consecutive days, except for such Equipment or Inventory that (i) was sent to customers for trial or evaluation in the ordinary course of the Company’s business, provided that the book value of such Equipment or Inventory does not exceed $2,000,000 in the aggregate for all U.S. Grantors, (ii) is identified on Schedule 3.2, and/or (iii) is within the possession of the Subsidiaries, unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have agreed in writing to hold such Equipment or Inventory subject to the Security Interest and the instructions of the Collateral Agent and to waive and release any Lien held by it with respect to such Equipment or Inventory, whether arising by operation of law or otherwise.

Section 3.3   Receivables

(a)           Representations and Warranties.  Each of the U.S. Grantors, jointly with the other U.S. Grantors and severally, represents and warrants to the Collateral Agent and the other Secured Parties that, except for Receivables valued at less than $10,000 individually and $50,000 in the aggregate for all U.S. Grantors, no Receivable is evidenced by an Instrument (other than checks received in the ordinary course of business) or Chattel Paper that has not been delivered to the Collateral Agent.

(b)           Covenants and Agreements.  Each U.S. Grantor hereby covenants and agrees that:

(i)            At the reasonable request of the Collateral Agent, it shall mark conspicuously, in form and manner reasonably satisfactory to the Collateral Agent, all Chattel Paper, Instruments (other than checks received in the ordinary course of business) and other evidence of any Receivables owned or held by it or on its behalf (other than any delivered to the Collateral Agent as provided herein and other than purchase orders sent to customers), as well as the related Receivables Records, with an appropriate reference to the fact that the Collateral Agent has a security interest therein.

(ii)           It will not, without the Collateral Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any such Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Supporting Obligation or Collateral Support relating thereto, or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, releases, compromises or settlements granted or made in the ordinary course of business and consistent with its then current practices and in accordance with such practices reasonably believed by such U.S. Grantor to be prudent.

(iii)          Except as otherwise provided in this Section and unless otherwise determined by such Grantor in accordance with its good faith business judgment, it shall continue to collect all amounts due or to become due to it under all such Receivables (other than Other Receivables) and any Supporting Obligations or Collateral Support relating thereto, and diligently exercise each material right it may have thereunder, in each case at its own cost and expense, and in connection with such collections and exercise, it shall, upon the occurrence and during the continuance of an Event of Default, take such action as it or the Collateral Agent may reasonably deem necessary.  Notwithstanding the foregoing, the Collateral Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to notify, or require such U.S. Grantor to notify, any Account Debtor with respect to any such Receivable, Supporting Obligation or Collateral Support of the Collateral Agent’s security interest therein, and in addition, at any time during the continuation of an Event of Default, the Collateral Agent may:  (i) direct such Account Debtor to make payment of all amounts due or to become due to such U.S. Grantor thereunder directly to the Collateral Agent and (ii) enforce, at the cost and expense of such U.S. Grantor, collection thereof and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such U.S. Grantor would be able to have done.  If the Collateral Agent notifies such U.S. Grantor that it has elected to collect any such Receivable, Supporting Obligation or Collateral Support in accordance with the preceding sentence, any payments thereof received by such U.S. Grantor shall not be commingled with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent hereunder and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement), and such U.S. Grantor shall not grant any extension of the time of payment thereof, compromise, compound or settle the same for less than the full amount thereof, release the same, wholly or partly, or allow any credit or discount whatsoever thereon.

(iv)          It shall use its best efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable.

(v)           During the continuance of an Event of Default, at the request of the Collateral Agent, it shall direct each Account Debtor to make payment on each Receivable to a Blocked Account or the Concentration Account.

Section 3.4   Investment Property

(a)           Representations and Warranties.  Each of the U.S. Grantors, jointly with the other U.S. Grantors and severally, represents and warrants to the Collateral Agent and the other Secured Parties that:

(i)            Schedule 3.4 sets forth, as of the Applicable Date, (i) all, of the Investment Property (other than (A) Receivables not evidenced by an Instrument or Chattel Paper and (B) Equity Interests with an immaterial value) owned or held by or on behalf of such U.S. Grantor to the extent not held in a Securities Account and (ii) each Securities Account or commodities account maintained by or on behalf of such U.S. Grantor.

(ii)           All Pledged Equity Interests have been duly authorized and validly issued and are fully paid and nonassessable, and such U.S. Grantor is the direct owner, beneficially and of record, thereof, free and clear of all Liens (other than Liens expressly permitted by the Secured Transaction Documents).

(iii)          All Pledged Debt other than Pledged Debt described on Schedule 3.4 hereto have been duly authorized, issued and delivered and, where necessary, authenticated, and constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(iv)          All Investment Property consisting of certificated securities, Chattel Paper or Instruments other than checks received in the ordinary course of business has been delivered to the Collateral Agent.

(v)           All Pledged Collateral held by a Securities Intermediary in a Securities Account or a commodities account is in a Control Account.

(vi)          Other than the Pledged Equity Interests that constitute General Intangibles, there is no Investment Property other than that represented by certificated securities or Instruments in the possession of the Collateral Agent.

(vii)         No Person other than the Collateral Agent or an Approved Securities Intermediary has “control” (within the meaning of Article 8 of the UCC) over any Investment Property of such U.S. Grantor.

(b)           Registration in Nominee Name; Denominations.  Each U.S. Grantor hereby agrees that (i) without limiting Article 5, the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold any Investment Property in its own name as pledgee, the name of its nominee (as pledgee or as sub agent) or the name of the applicable U.S. Grantor, endorsed or assigned, where applicable, in blank or in favor of the Collateral Agent, (ii) at the Collateral Agent’s request, such U.S. Grantor will promptly give to the Collateral Agent copies of any material notices or other communications received by it with respect to any Investment Property registered in its name, and (iii) the Collateral Agent shall at all times have the right to exchange any certificates, instruments or other documents representing or evidencing any Investment Property owned or held by or on behalf of such U.S. Grantor for certificates, instruments or other documents of smaller or larger denominations for any purpose consistent with this Guaranty and Security Agreement.

(c)           Voting and Distributions.

(i)            Unless and until an Event of Default shall have occurred and be continuing:

(A)          Each U.S. Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Investment Property, or any part thereof, for any purpose consistent with the terms of this Guaranty and Security Agreement and the other Secured Transaction Documents; provided, however, that such U.S. Grantor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Investment Property or the rights and remedies of the Collateral Agent under this Guaranty and Security Agreement or any other Secured Transaction Document or the ability of the Collateral Agent to exercise the same.

(B)           The Collateral  Agent shall execute and deliver to each U.S. Grantor, or cause to be executed and delivered to each U.S. Grantor, all such proxies, powers of attorney and other instruments as such U.S. Grantor may reasonably request for the purpose of enabling it to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subsection (c)(i)(A) and to receive the cash payments it is entitled to receive pursuant to subsection (c)(i)(C).

(C)           Each U.S. Grantor shall be entitled to receive, retain and use any and all cash dividends, interest and principal paid on the Investment Property owned or held by it or on its behalf to the extent and only to the extent that such cash dividends, interest and principal are not prohibited by, and otherwise paid in accordance with, the terms and conditions of the Securities Purchase Agreement, the other Secured Transaction Documents and applicable laws.  All non-cash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Investment Property, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding Pledged Equity Interests in any issuer of any

Investment Property or received in exchange for any Investment Property, or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by such U.S. Grantor, shall not be commingled with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent hereunder and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

(ii)           Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default:

(A)          Upon the direction of the Collateral Agent, all rights of each U.S. Grantor to dividends, interest or principal that it is authorized to receive pursuant to subsection (c)(i)(C) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal, as applicable.  All dividends, interest and principal received by or on behalf of any U.S. Grantor contrary to the provisions of this Section shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such U.S. Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this subsection (c)(ii)(A) shall be retained by the Collateral Agent in an account to be established in the name of the Collateral Agent, for the ratable benefit of the Secured Parties, upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 6.2.  Subject to the provisions of this subsection (c)(ii)(A), such account shall at all times be under the sole dominion and control of the Collateral Agent, and the Collateral Agent shall at all times have the sole right to make withdrawals therefrom and to exercise all rights with respect to the funds and other property from time to time deposited therein or credited thereto as set forth in the Secured Transaction Documents.  After all Events of Default have been cured or waived, the Collateral Agent shall, within five (5) Business Days after all such Events of Default have been cured or waived, repay to the applicable U.S. Grantor all cash dividends, interest and principal (without interest) that such U.S. Grantor would otherwise be permitted to retain pursuant to the terms of subsection (c)(i)(C) and which remain in such account.

(B)           Upon the direction of the Collateral Agent, all rights of each U.S. Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to subsection (c)(i)(A), and the obligations of the Collateral Agent under subsection (c)(i)(B), shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Investors, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit such U.S. Grantor to exercise such rights.  After all Events of Default have been cured or waived, the applicable U.S. Grantor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of subsection (c)(i)(A).

(d)           Covenants and Agreements.  Each U.S. Grantor hereby covenants and agrees as follows:

(i)            Each U.S. Grantor agrees that it will not establish or maintain, or permit any other U.S. Grantor to establish or maintain, any Securities Account or commodities account that is not a Control Account.

(ii)           In the event (A) any U.S. Grantor or any Approved Securities Intermediary shall, after the date hereof, terminate an agreement with respect to the maintenance of a Control Account for any reason, (B) the Collateral Agent shall demand the termination of an agreement with respect to the maintenance of a Control Account as a result of the failure of an Approved Securities Intermediary to comply with the terms of the applicable Control Account Letter, or (C) the Collateral Agent determines in its sole discretion that the financial condition of an Approved Securities Intermediary has materially deteriorated, such U.S. Grantor agrees to promptly transfer the assets held in such Control Account to another Control Account reasonably acceptable to the Collateral Agent.

Section 3.5   Letter of Credit Rights

Each of the U.S. Grantors, jointly with the other U.S. Grantors and severally, represents and warrants to the Collateral Agent and the other Secured Parties that Schedule 3.5 sets forth, as of the Applicable Date, each letter of credit giving rise to a Letter of Credit Right included in the Collateral owned or held by or on behalf of such U.S. Grantor.

Section 3.6   Intellectual Property Collateral

(a)           Representations and Warranties.  Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Collateral Agent and the other Secured Parties that Schedule 3.6 sets forth, as of the Applicable Date, all of the Patents, Patent Licenses, Trademarks, Trademark Licenses, Copyrights, Copyright Licenses, Trade Secret Licenses and Domain Names included in the Collateral owned or held by or on behalf of such Grantor.

(b)           Covenants and Agreements.  Each Grantor hereby covenants and agrees as follows:

(i)            It will not, nor will it permit any of its licensees (or sublicensees) to, do any act, or omit to do any act, whereby any Patent that is related to the conduct of its business may become invalidated or dedicated to the public, and it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(ii)           It will (either directly or through its licensees or its sublicensees), for each Trademark that is necessary for the conduct of its business, (A) maintain such Trademark in full force free from any claim of abandonment or invalidity for non use,

(B) maintain the quality of products and services offered under such Trademark, (C) display such Trademark with notice of Federal or other analogous registration to the extent necessary and sufficient to establish and preserve its rights under applicable law, and (D) not knowingly use or knowingly permit the use of such Trademark in violation of any third party’s valid and legal rights.

(iii)          It will (either directly or through its licensees or its sublicensees), for each work covered by a Copyright that is related to the conduct of its business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(iv)          It will promptly notify the Collateral Agent in writing if it knows or has reason to know that any Intellectual Property material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or the United States Copyright Office, or any similar offices or tribunals in the United States or any other country) regarding such Grantor’s ownership of any such Intellectual Property, its right to register the same, or to keep and maintain the same.

(v)           In no event shall it, either directly or through any agent, employee, licensee or designee, file an application for any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar offices in the United States or any other country, unless it promptly notifies the Collateral Agent in writing thereof and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in such Intellectual Property, and such Grantor hereby appoints the Collateral Agent as its attorney in fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(vi)          It will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar offices or tribunals in the United States, Israel and the European Union, and except as otherwise determined in its good faith business judgment, any other country, to maintain and pursue each material application relating to the Intellectual Property owned or held by it or on its behalf (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registered Trademark and Copyright that is material to the conduct of its business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent, in good faith, with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.  In the event that it has reason to believe that any Intellectual Property material to the conduct of its business has been or is about to be infringed, misappropriated or diluted by a third party, it promptly shall notify the Collateral Agent in writing and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Intellectual Property.

(vii)         During the continuance of an Event of Default, it shall use its best efforts to obtain all requisite consents or approvals by the licenser of each License to effect the assignment (as collateral security) of all of its right, title and interest thereunder to the Collateral Agent or its designee.

(viii)        It shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets relating to the products and services sold or delivered under or in connection with the Intellectual Property owned or held by or on its behalf, including entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents.

(ix)           It shall in accordance with its past practices continue to collect all amounts due or to become due to such Grantor under all Intellectual Property, and diligently exercise each material right it may have thereunder, in each case at its own cost and expense, and in connection with such collections and exercise, it shall, upon the occurrence and during the continuance of an Event of Default, take such action as it or the Collateral Agent may reasonably deem necessary.  Notwithstanding the foregoing, the Collateral Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to notify, or require such Grantor to notify, any relevant obligors with respect to such amounts of the Collateral Agent’s security interest therein.

Section 3.7   Commercial Tort Claims

(a)           Representations and Warranties.  Each of the U.S. Grantors, jointly with the other U.S. Grantors and severally, represents and warrants to the Collateral Agent and the other Secured Parties that Schedule 3.7 sets forth, as of the Applicable Date, all Commercial Tort Claims made by it or on its behalf or to which it otherwise has any right, title or interest.

(b)           Covenants and Agreements.  Each U.S. Grantor hereby covenants and agrees that promptly after the same shall have been commenced, it shall provide to the Collateral Agent written notice of any Commercial Tort Claim and any judgment, settlement or other disposition thereof.

Section 3.8   Deposit Accounts; Control Accounts

(a)           Representations and Warranties.  The only Deposit Accounts maintained by any U.S. Grantor on the Applicable Date are those listed on Schedule 3.8 which sets forth such information separately for each U.S. Grantor.

(b)           Covenants and Agreements.  Each U.S. Grantor hereby covenants and agrees as follows:

Upon the direction of the Collateral Agent following the occurrence or during the continuance of an Event of Default, each U.S. Grantor shall cause the financial institution where any Deposit Account is maintained to enter in to a Blocked Account Letter with respect to such Deposit Account, other than any Deposit Account where (1) the amount of cash on deposit in any such account shall not exceed $50,000 (exclusive of the amounts in accounts for unpaid payroll, payroll taxes and withholding taxes), and (2) the aggregate amount of cash on deposit in all accounts other than the Concentration Account or a Blocked Account shall not exceed $100,000 (exclusive of the amounts in accounts for unpaid payroll, payroll taxes and withholding taxes).

ARTICLE 4.

FURTHER ASSURANCES

Each Grantor hereby covenants and agrees, at its own cost and expense, to execute, acknowledge, deliver and/or cause to be duly filed all such further agreements, instruments and other documents (including favorable legal opinions in connection with any Transaction) that may be reasonably requested by the Collateral Agent, and take all such further actions, that the Collateral Agent may from time to time reasonably request to preserve, protect and perfect the Security Interest granted by it and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with its execution and delivery of this Guaranty and Security Agreement, the granting by it of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.  In addition, to the extent permitted by applicable law, each Grantor hereby irrevocably authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral owned or held by it or on its behalf without the signature of such Grantor and additionally agrees that a photographic or other reproduction of this Guaranty and Security Agreement may be filed with the United States Patent and Trademark Office and/or the United States Copyright Office, as applicable.  Each Grantor hereby further irrevocably authorizes the Collateral Agent to file a Record or Records, including financing statements, in all jurisdictions and with all filing offices that the Collateral Agent may determine, in its sole and absolute discretion, are necessary, advisable or prudent to perfect the Security Interest granted by it and agrees that such financing statements may describe the Collateral owned or held by it or on its behalf in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner that the Collateral Agent may determine, in its sole and absolute discretion, is necessary, advisable or prudent to perfect the Security Interest granted by such Grantor, including describing such property as “all assets” or “all personal property.”

ARTICLE 5.

COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT

Each Grantor hereby appoints the Collateral Agent and any officer or agent thereof, as its true and lawful agent and attorney in fact for the purpose of carrying out the provisions of this Guaranty and Security Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest, and without limiting the generality of the foregoing, the Collateral Agent shall have the right, with power of substitution for such Grantor and in such Grantor’s name or otherwise, for the use and benefit of the Collateral Agent and the other Secured Parties, upon the occurrence and during the continuance of an Event of Default and at such other time or times permitted by the Secured Transaction Documents, (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral owned or held by it or on its behalf or any part thereof; (ii) to demand, collect, receive payment of, give receipt for, and give discharges and releases of, any of such Collateral; (iii) to sign the name of such U.S. Grantor on any invoice or bill of lading relating to any of such Collateral; (iv) to send verifications of Receivables owned or held by it or on its behalf to any Account Debtor; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on any of the Collateral owned or held by it or on its behalf or to enforce any rights in respect of any of such Collateral; (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to any of such Collateral; (vii) to notify, or to require such U.S. Grantor to notify, Account Debtors and other obligors to make payment directly to the Collateral Agent, and (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any of such Collateral, and to do all other acts and things necessary to carry out the purposes of this Guaranty and Security Agreement, as fully and completely as though the Collateral Agent were the absolute owner of such Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party, or to present or file any claim or notice, or to take any action with respect to any of the Collateral or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any other Secured Party with respect to any of the Collateral shall give rise to any defense, counterclaim or offset in favor of such Grantor or to any claim or action against the Collateral Agent or any other Secured Party.  The provisions of this Article shall in no event relieve any Grantor of any of its obligations hereunder or under the other Secured Transaction Documents with respect to any of the Collateral or impose any obligation on the Collateral Agent or any other Secured Party to proceed in any particular manner with respect to any of the Collateral, or in any way limit the exercise by the Collateral Agent or any other Secured Party of any other or further right that it may have on the date of this Guaranty and Security Agreement or hereafter, whether hereunder, under any other Secured Transaction Document, by law or otherwise.  Any sale pursuant to the provisions of this paragraph shall be deemed to conform to the commercially reasonable standards as provided in Part 6 of Article 9 of the UCC.

ARTICLE 6.

REMEDIES UPON DEFAULT

Section 6.1   Remedies Generally

(a)           General Rights.  Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral owned or held by it or on its behalf to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times to the extent permitted by law:  (i) with respect to any Collateral consisting of Intellectual Property or

Commercial Tort Claims, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any such Collateral by the applicable Grantors to the Collateral Agent, or, in the case of Intellectual Property, to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (ii) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral owned or held by it or on its behalf and without liability for trespass to enter any premises where such Collateral may be located for the purpose of taking possession of or removing such Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law.  Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of any of the Collateral owned or held by or on behalf of such Grantor, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be irrevocably authorized at any such sale of such Collateral constituting securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the applicable Grantor, and such Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b)           Sale of Collateral.  The Collateral Agent shall give each Grantor ten (10) days’ written notice (which such Grantor agrees is reasonable notice within the meaning of Part 6 of Article 9 of the UCC) of the Collateral Agent’s intention to make any sale of any of the Collateral owned or held by or on behalf of such Grantor.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which such Collateral will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of any of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of such Grantor (all said rights being also hereby waived and released to the extent permitted by law), any of the Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from such Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Grantor therefor.  For purposes hereof, (i) a written agreement to purchase any of the Collateral shall be treated as a sale thereof, (ii) the Collateral Agent shall be free to carry out such sale pursuant to such agreement, and (iii) no Grantor shall be entitled to the return of any of the Collateral subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon any of the Collateral and to sell any of the Collateral pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Without limiting the generality of the foregoing, each Grantor agrees as follows:  (A) if the proceeds of any sale of the Collateral owned or held by it or on its behalf pursuant to this Article are insufficient to pay all the Obligations, it shall be liable for the resulting deficiency and the fees, charges and disbursements of any counsel employed by the Collateral Agent or any other Secured Party to collect such deficiency, (B) it hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any such Collateral may have been sold at any private sale pursuant to this Article was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree, (C) there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensible in damages, and therefore agrees that its agreements in this Section may be specifically enforced, (D) the Collateral Agent may sell any such Collateral without giving any warranties as to such Collateral, and the Collateral Agent may specifically disclaim any warranties of title or the like, and (E) the Collateral Agent shall have no obligation to marshall any such Collateral.

Section 6.2   Application of Proceeds of Sale

The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Guaranty and Security Agreement, any other Secured Transaction Document or any of the Obligations, including all out of pocket court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Secured Transaction Document on behalf of any Grantor and any other reasonable out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Secured Transaction Document;

SECOND, to the payment of the portion up to $4,500,000 of the Obligations (the amounts so applied to be distributed among Goldman Sachs Investment Partners GP, LLC and Syntek Capital AG pro rata in the ratio of 1:1/2);

THIRD, to the payment in full of the remaining amount of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution);

FOURTH, to the applicable Grantor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have sole and absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Guaranty and Security Agreement.  Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

Section 6.3   Investment Property

In view of the position of each Grantor in relation to the Investment Property, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal securities laws”) with respect to any disposition of the Investment Property permitted hereunder.  Each U.S. Grantor understands that compliance with the Federal securities laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Investment Property, and might also limit the extent to which or the manner in which any subsequent transferee of any Investment Property could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Investment Property under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  Each U.S. Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Investment Property, limit the purchasers to those who will agree, among other things, to acquire such Investment Property for their own account, for investment, and not with a view to the distribution or resale thereof.  Each U.S. Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (i) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Investment Property, or any part thereof, shall have been filed under the Federal securities laws and (ii) may approach and negotiate with a single potential purchaser to effect such sale.  Each U.S. Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the

Investment Property at a price that the Collateral Agent, in its discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells any such Investment Property.

Section 6.4   Grant of License to Use Intellectual Property

For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sub license any of the Collateral consisting of Intellectual Property now owned or held or hereafter acquired or held by or on behalf of such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon such Grantor notwithstanding any subsequent cure of an Event of Default.  Any royalties and other payments received by the Collateral Agent shall be applied in accordance with Section 6.2.

ARTICLE 7.

REIMBURSEMENT OF COLLATERAL AGENT

Each Grantor agrees, jointly with the other Grantors and severally, to pay to the Collateral Agent the amount of any and all reasonable out-of-pocket expenses, including the fees, other charges and disbursements of counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Guaranty and Security Agreement relating to such Grantor or any of its property, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral owned or held by or on behalf of such Grantor, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder relating to such Grantor or any of its property, or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.  Without limitation of its indemnification obligations under the other Secured Transaction Documents, each of the Grantors agrees, jointly with the other Grantors and severally, to indemnify the Collateral Agent and each Related Party thereof (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related out-of-pocket expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (a) the execution or delivery by such Grantor of this Guaranty and Security Agreement or any other Secured Transaction Document or any agreement or instrument contemplated hereby or thereby, or the performance by such Grantor of its obligations under the Secured

Transaction Documents and the other transactions contemplated thereby or (b) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.  Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Secured Transaction Documents.  The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Guaranty and Security Agreement or any other Secured Transaction Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Guaranty and Security Agreement or any other Secured Transaction Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party.  All amounts due under this Section shall be payable within ten (10) days of written demand therefor and shall bear interest at the rate of 9.50% per annum.

ARTICLE 8.

WAIVERS; AMENDMENTS

No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Collateral Agent and the other Secured Parties hereunder and under the other Secured Transaction Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Guaranty and Security Agreement or any other Secured Transaction Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any Grantor in any case shall entitle such Grantor to any other or further notice or demand in similar or other circumstances.  Neither this Guaranty and Security Agreement nor any provision hereof may be waived, amended, supplemented or otherwise modified, or any departure therefrom consented to, except with the affirmative vote or consent of each of the Company and each Investor; provided, however, that following repayment of $1,500,000 of the principal amount (plus all accrued and unpaid Interest thereon) under the Convertible Note issued to Syntek Capital AG (“Syntek”), such amendment of or waiver under the Agreement shall no longer require the written consent of Syntek; provided, further, that no such amendment or waiver may materially and adversely affect the economic interest of Syntek in the Company without the prior written consent of Syntek; provided, further, that no such agreement shall waive, amend, supplement or otherwise modify, or consent to a departure to, the rights or duties of the Collateral Agent hereunder without the prior written consent of the Collateral Agent.

ARTICLE 9.

SECURITY INTEREST ABSOLUTE

All rights of the Collateral Agent hereunder, the Security Interest and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Securities Purchase Agreement, any other Secured Transaction Document, any agreement with respect to any of the Obligations, or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other waiver, amendment, supplement or other modification of, or any consent to any departure from, the Securities Purchase Agreement, any other Secured Transaction Document or any other agreement or instrument relating to any of the foregoing, (iii) any exchange, release or non-perfection of any Lien on any other collateral, or any release or waiver, amendment, supplement or other modification of, or consent under, or departure from, any guaranty, securing or guaranteeing all or any of the Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or in respect of this Guaranty and Security Agreement or any other Secured Transaction Document.

ARTICLE 10.

TERMINATION; RELEASE

This Guaranty and Security Agreement and the Security Interest shall terminate when the Obligations shall have been finally and indefeasibly paid in full.  Upon (i) any sale, transfer or other disposition permitted by the Secured Transaction Documents (other than any sale, transfer or other disposition of any Collateral that would, immediately after giving effect thereto, continue to be Collateral but for the release of the Security Interest therein pursuant to this clause) or (ii) the effectiveness of any written consent to the release of the Security Interest in any Collateral pursuant to Article 8, the Security Interest in such Collateral shall be automatically released.  In addition, if any of the Pledged Equity Interests in any Subsidiary are sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Secured Transaction Documents and, immediately after giving effect thereto, such Subsidiary or subsidiary, as applicable, would no longer be a Subsidiary or a subsidiary, as applicable, then the obligations of such Subsidiary or subsidiary, as applicable, under this Guaranty and Security Agreement and the Security Interest in the Collateral owned or held by or on behalf of such Subsidiary or such subsidiary, as applicable, shall be automatically released.  In connection with any termination or release pursuant to this Section, the Collateral Agent shall execute and deliver to the applicable Grantor, and hereby authorizes the filing of, at such Grantor’s cost and expense, all Uniform Commercial Code termination statements and similar  documents that such Grantor may reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Article shall be without recourse to or warranty by the Collateral Agent or any other Secured Party.

ARTICLE 11.

ADDITIONAL SUBSIDIARY GUARANTORS AND GRANTORS

Upon execution and delivery after the date hereof by the Collateral Agent and a Subsidiary of a Supplement, such Subsidiary shall become a Subsidiary Guarantor and an Israeli Grantor or U.S. Grantor, as applicable, hereunder with the same force and effect as of the date of such execution as if originally named as a Subsidiary Guarantor and a U.S. Grantor or Israeli Grantor, as applicable, herein (each an “Additional Subsidiary Guarantor and Grantor”).  The execution and delivery of any Supplement shall not require the consent of any other Grantor hereunder.  The rights and obligations of each Grantor hereunder and each Grantor and other party (other than an Investor) under the Secured Transaction Documents shall remain in full force and effect notwithstanding the addition of any Additional Subsidiary Guarantor and Grantor as a party to this Guaranty and Security Agreement.

ARTICLE 12.

COLLATERAL AGENT

Each Investor hereby irrevocably appoints the Collateral Agent as its agent and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as an Investor as any other investor and may exercise the same as though it were not the Collateral Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Collateral Agent hereunder.

The Collateral Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by this Agreement, and (iii) except as expressly set forth herein, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of the Subsidiaries that is communicated to or obtained by the Person serving as Collateral Agent or any of its Affiliates in any capacity.  The Collateral Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct.  The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Collateral Agent by the Company or an Investor (and, promptly after its receipt of any such notice, it shall give each Investor and the Company notice thereof), and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with any Secured Transaction Document, (b) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth therein, (d) the validity, enforceability, effectiveness or genuineness thereof or any other agreement, instrument or other document or (e) the satisfaction of any condition set forth in herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Collateral Agent may consult with legal counsel (who may be counsel for the Grantors), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub agents appointed by the Collateral Agent, provided that no such delegation shall serve as a release of the Collateral Agent or waiver by the Company of any rights hereunder.  The Collateral Agent and any such sub agent may perform any and all its duties and exercise its rights and powers through their respective affiliates.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub agent and to the affiliates of the Collateral Agent and any such sub agent, and shall apply to their respective activities acting for the Collateral Agent.

Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying the Investors and the Company.  Upon any such resignation, the Investors shall have the right to appoint a successor.  If no successor shall have been so appointed by the Investors and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Investors, appoint a successor Collateral Agent which shall be a bank with an office in New York, New York, or an affiliate of any such bank.  Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder.  After the Collateral Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Collateral Agent, its sub agents and their respective affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent.

Each Investor acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Investor and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Secured Transaction Documents.  Each Investor also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Investor and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Secured Transaction Document, any related agreement or any document furnished thereunder

ARTICLE 13.

NOTICES

All notices, requests, demands and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth below or such other address or facsimile number as such party may hereafter specify by notice to the other parties listed below:

(a)           If to the Company:

Vyyo Inc.

6625 The Corners Parkway, Suite 100
Norcross, GA 30092

Telephone:  (678) 282-8011

Facsimile:  (770) 446-1110

Attention:  Tashia L. Rivard, General Counsel

with a copy to:

Warner Norcross & Judd LLP

900 Fifth Third Center

111 Lyon Street, NW

Grand Rapids, MI  49503

Telephone:  (616) 752-2137

Facsimile:  (616) 222-2137

Attention:  Stephen C. Waterbury

(b)           If to a Subsidiary Guarantor:  At its address for notices set forth on Schedule I.

(c)           If to the Collateral Agent:

Goldman Sachs Investment Partners Master Fund, L.P.

One New York Plaza

New York, NY 10004

Telephone:  (212) 902-4934

Facsimile:  (212) 346-3124

Attention:  Nick Advani

with a copy to:

Goldman, Sachs & Co.

One New York Plaza

New York, NY 10004

Facsimile:

Telephone:

Attention:  Rashid S. Alvi

and

Proskauer Rose LLP

1585 Broadway

New York, NY 10036

Facsimile:  (212) 969-2900

Telephone:  (212) 969-3470

Attention:  Stuart Bressman, Esq.

Each such notice, request or other communication shall be effective (i) upon receipt (provided, however, that notices received on a Saturday, Sunday or legal holiday or after 6:30 p.m. (New York City time) on any other day will be deemed to have been received on the next Business Day), if given by facsimile transmission, (ii) the Business Day following the date of delivery with a nationally recognized overnight courier service or (iii) if given by any other means, when delivered at the address specified in this Article 13.

ARTICLE 14.

BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS

Whenever in this Guaranty and Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any Grantor that are contained in this Guaranty and Security Agreement shall bind and inure to the benefit of each party hereto and its successors and assigns.  This Guaranty and Security Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Grantor shall have the right to assign its rights or obligations hereunder or any interest herein or in any of the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Guaranty and Security Agreement or the other Secured Transaction Documents.  This Guaranty and Security Agreement shall be construed as a separate agreement with respect to each of the Grantors and may be amended, supplemented, waived or otherwise modified or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

ARTICLE 15.

SURVIVAL OF AGREEMENT; SEVERABILITY

All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Guaranty and Security Agreement or any other Secured Transaction Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the execution and delivery of any Secured Transaction Document and the making of any Loan, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Guaranty and Security Agreement shall terminate.  In the event any one or more of the provisions contained in this Guaranty and Security Agreement or in any other Secured Transaction Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

ARTICLE 16.

GOVERNING LAW

THIS GUARANTY AND SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ARTICLE 17.

COUNTERPARTS

This Guaranty and Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract (subject to Article 14), and shall become effective as provided in Article 14.  Delivery of an executed counterpart of this Guaranty and Security Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Guaranty and Security Agreement.

ARTICLE 18.

HEADINGS

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Guaranty and Security Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Guaranty and Security Agreement.

ARTICLE 19.

JURISDICTION; VENUE; CONSENT TO SERVICE OF PROCESS

(a)           EACH OF THE GRANTORS HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES’ DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE SECURED PARTIES MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)           EACH OF THE GRANTORS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AND SECURITY AGREEMENT OR ANY OTHER SECURED TRANSACTION DOCUMENT IN ANY COURT REFERRED TO IN THE PRECEDING PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)           EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN ARTICLE 13.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

ARTICLE 20.

WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY AND SECURITY AGREEMENT OR ANY OTHER SECURED TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND SECURITY AGREEMENT AND THE OTHER SECURED TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature Pages Follow]

VYYO INC.

GUARANTY AND SECURITY AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Guaranty and Security Agreement as of the day and year first above written.

VYYO INC.

By:	/s/ Wayne H. Davis
Name:	Wayne H. Davis
Title:	Chief Executive Officer

FOREIGN SUBSIDIARIES

VYYO LTD.

By:	/s/ Wayne H. Davis
Name:	Wayne H. Davis
Title:	Chief Executive Officer of Vyyo Inc.,
parent of Vyyo Ltd.

XTEND NETWORKS LTD.

By:	/s/ Wayne H. Davis
Name:	Wayne H. Davis
Title:	Chief Executive Officer of Vyyo Inc.,
parent of Xtend Networks Ltd.

DOMESTIC SUBSIDIARY

XTEND NETWORKS INC.

By:	/s/ Wayne H. Davis
Name:	Wayne H. Davis
Title:	Chief Executive Officer of Vyyo Inc.,
parent of Xtend Networks Inc.

VYYO INC.

GUARANTY AND SECURITY AGREEMENT

GOLDMAN SACHS INVESTMENT PARTNERS MASTER FUND, L.P.,
as Collateral Agent

By: Goldman Sachs Investment Partners GP, LLC, its General Partner

By:	/s/ Nick Advani
Name: Nick Advani
Title: Managing Director

GOLDMAN SACHS INVESTMENT PARTNERS MASTER FUND, L.P.,
as an Investor

By: Goldman Sachs Investment Partners GP, LLC, its General Partner

By:	/s/ Nick Advani
Name: Nick Advani
Title: Managing Director

SYNTEK CAPITAL AG,
as an Investor

By:	/s/ Franco Franca
Name: Franco Franca
Title: CEO

By:	/s/ Paolo Giacometti
Name: Paolo Giacometti
Title: CFO